[LOGO] SNOVUS FINANCIAL CORP.
                              --------------------------------------------------
                                             NEWS RELEASE
                              --------------------------------------------------

         For Immediate Release
         ---------------------

         Contact: Patrick A. Reynolds
                  Director of Investor Relations
                  (706) 649-4973

 Synovus Financial Corp.(R)Reports 22% Increase in Net Income for Second Quarter

                    Net Income up 20% for First Half of 2001
  Core Loan Growth, Fee Income Growth, and Expense Control Drive Profitability

     Columbus, Ga., July 18, 2001 -- Synovus Financial Corp. (NYSE: "SNV"), the Columbus, Ga.-based multi-financial services company, today announced net income was $75.6 million for the second quarter 2001, up 22%, and $147.5 million for the first six months of 2001, up 20%, compared to $61.8 million and $123.1 million, for the same periods in 2000. Diluted earnings per share were $0.26 for the quarter, up 18% over last year's $0.22. For the first six months of 2001, diluted earnings per share were $0.50, an increase of 16% over $0.43 per share for the same period in 2000. Major contributors to the growth in net income include strong growth in loans and fee income. Expense control management also positively impacted the growth in net income.

     "We are very pleased to report excellent second quarter results," said James H. Blanchard, Synovus Financial Corp. Chairman and Chief Executive Officer. "Our outstanding loan growth of 15% over last year, coupled with continued strong credit quality, added substantially to our excellent results. Bank fee income increased by 29%, with mortgage revenue leading the way with an 83% increase over last year. Our commitment to controlling our expenses contributed significantly to our excellent results in the quarter."

     Blanchard continued, "Our vision is for Synovus to be the finest financial services company in the world. We believe that our current strategies, team members, technological advantages, and our strong balance sheet position us well for future earnings growth. We reiterate our expectations of at least 15% growth in earnings per share in 2001 and to be at the top of the 15-18% range of earnings growth by 2003."

     Return on assets for the quarter was 2.00% and return on equity was 19.96%, as compared to 1.88% and 19.40%, respectively, for the second quarter 2000. For the first six months, return on assets was 1.98% and return on equity was 20.02% as compared to 1.91% and 19.58%, respectively, in the same period last year. Total assets ended the quarter at $15.7 billion, an increase of 14.4% from the same period last year. Shareholders' equity at June 30, 2001, was $1.551 billion, which represented 9.91% of quarter-end assets.

     Strong asset quality trends continued during the second quarter. Reflecting the emphasis on high credit quality and credit management, the ratio of nonperforming assets to loans and other real estate was 0.49%, the allowance for loan losses was 1.38% of loans, and net charge-offs were 0.26% of average


Synovus Financial Corp.(R) Reports 22% Increase in Net Income for Second Quarter/p.2

loans for the second quarter, all unchanged from the previous quarter. The allowance for loan losses provides coverage of 397% of nonperforming loans. The provision for loan losses covered net charge-offs by 1.76x for the quarter.

     Synovus banking operations' revenues increased 14% over the same period last year, while net income increased 29% over last year. Return on assets for the quarter was 1.48% and return on equity was 18.74%, compared to 1.31% and 17.14%, respectively, in second quarter of 2000. Net interest income increased by 9% versus the second quarter last year, due to net loan growth of 15% and a net interest margin of 4.61%, up from 4.55% in the previous quarter. Banking operations' non-interest income grew 29%, with increases in mortgage banking of 83%, service charges on deposits of 14%, trust revenues of 29%, credit card fees of 22%, and brokerage revenues of 7% over the same period last year. Creative Financial Group, acquired in the first quarter, added $1.2 million in revenue to Synovus Wealth Management in the second quarter. Total banking operations' non-interest income as a percentage of banking revenues -- excluding securities gains/losses -- was 28.1% in the quarter. G&A expenses for the quarter were up 6.2% over last year. The efficiency ratio for the quarter was 54.4% versus 58.4% for the second quarter 2000.

     TSYS reported net income of $26.0 million for the second quarter 2001, a 6.7% increase in net income over the same period last year. Revenues for the second quarter were $162.5 million, an increase of 8.0% compared to $150.5 million for the second quarter last year. Excluding revenues attributable to the Citigroup Universal Card Services' (UCS) consumer card portfolio for the second quarter of 2000, pro forma revenues for the second quarter of 2001 increased 15.3% compared to last year.

     TSYS expects an increase of net income for 2001 over 2000 of approximately 20%, with the third and fourth quarters' net income growing 30% over the same periods in 2000. With TSYS' contribution, Synovus' total non-interest income -- excluding securities gains/losses -- was 60.2% of revenues for the quarter versus 59.2% in the same period last year.

     Synovus will host an earnings highlights conference call at 4:15 ET, on July 18, 2001. The conference call can be accessed at www.synovus.com. Please log on 5-10 minutes ahead of the call time.

     Synovus Financial Corp. (NYSE: "SNV") is a multi-financial services company with more than $15.7 billion in assets based in Columbus, Ga. Synovus is composed of 39 banks in Georgia, Alabama, South Carolina and Florida; including pointpathbank.com (www.pointpathbank.com); an 80.8-percent stake in Total System Services, Inc. (NYSE: "TSS") (www.tsys.com), one of the world's leading payment services providers; DotsConnect (www.dotsconnect.com), which provides the e-payments link between buyers and sellers on the Web; Synovus Wealth Management, a marketing unit for securities, trust, insurance and private banking services; Synovus Mortgage Corp.; and Synovus Leasing Services. Synovus is No. 8 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2001. See Synovus on the Web at www.synovus.com.

     This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding Synovus' expected growth in earnings per share and TSYS' expected growth in net income. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus' ability to control or predict. These factors include, but are not limited to, competitive pressures arising from aggressive competition from other lenders; factors that affect the delinquency rate on Synovus' loans and the rate at which Synovus' loans are charged off; changes in the cost and availability of funding due to changes in the deposit market and


Synovus Financial Corp.(R)Reports 22% Increase in Net Income for
Second Quarter /p. 3

credit market, or the way in which Synovus is perceived in such markets; changes in prevailing interest rates; the timely development of competitive new products and services and the acceptance of such by customers; the growth and profitability of Synovus' non interest or fee income, including changes in income derived from TSYS, being less than expected; Synovus' inability to control expenses; a deterioration in credit quality or a reduced demand for credit; and the effects of changes in government policy and regulations, including restrictions and/or limitations arising from banking laws, regulations and examinations. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.


 Synovus Financial Corp.

 INCOME STATEMENT                                              Six Months Ended
 (Amounts in thousands, except per share data)                    June 30,
                                                   ---------------------------------------------
                                                          2001            2000         Change
                                                   ---------------------------------------------
 Interest Income (Taxable equivalent) .............$       584,172         522,290        11.8 %
 Interest Expense .................................        280,346         240,720        16.5
                                                       -----------------------------------------
 Net Interest Income (Taxable equivalent) .........        303,826         281,570         7.9
 Tax equivalent adjustment                                   3,525           3,021        16.7
                                                       -----------------------------------------
 Net Interest Income ..............................        300,301         278,549         7.8
 Provision for Loan Losses ........................         24,157          23,623         2.3
                                                       -----------------------------------------
 Net Interest Income After Provision ..............        276,144         254,926         8.3
                                                       -----------------------------------------
 Non-Interest Income:
     Data Processing ..............................        310,739         284,692         9.1
     Service Charges on Deposits...................         41,205          36,382        13.3
     Fees For Trust Services ......................         12,578          11,009        14.3
     Brokerage Revenue ............................          8,485           8,380         1.3
     Mortgage Banking Income ......................         18,666           9,708        92.3
     Credit Card Fees .............................          9,753           8,280        17.8
     Securities Gains (Losses) ....................            846             (28)        N/A
     Other Fee Income..............................          8,477           6,961        21.8
     Other Non-Interest Income ....................         45,969          40,795        12.7
                                                       -----------------------------------------
 Total Non-Interest Income ........................        456,718         406,179        12.4
                                                       -----------------------------------------
 Non-Interest Expense:
    Personnel Expense .............................        271,709         248,702         9.3
    Occupancy & Equipment Expense .................        117,815         110,336         6.8
    Other Non-Interest Expense ....................        101,655         100,276         1.4
                                                       -----------------------------------------
 Total Non-Interest Expense .......................        491,179         459,314         6.9
                                                       -----------------------------------------
 Minority Interest in Consolidated Subsidiaries....          9,232           8,625         7.0
 Income Before Taxes ..............................        232,451         193,166        20.3
 Income Tax Expense ...............................         84,951          70,022        21.3
                                                       -----------------------------------------
 Net Income .......................................        147,500         123,144        19.8
                                                       =========================================

 Basic Earnings per Share .........................           0.51            0.44        17.2
 Diluted Earnings per Share .......................           0.50            0.43        16.1
 Dividends Declared per Share .....................           0.26            0.22        15.9

 Return on Assets .................................           1.98            1.91           7 bp
 Return on Equity .................................          20.02           19.58          44
 Average Shares Outstanding - Basic ...............        289,018         282,810         2.2 %
 Average Shares Outstanding - Diluted .............        294,741         285,776         3.1

 bp - change is measured as difference in basis points.



 Synovus Financial Corp.

 INCOME STATEMENT                                                 2001                    2000               2nd Quarter
                                                     -----------------------------------------------------   ------------
 (Amounts in thousands, except per share data)         Second       First     Fourth     Third      Second   '01 vs. '00
                                                      Quarter      Quarter   Quarter    Quarter     Quarter      Change
                                                     -----------------------------------------------------   ------------
 Interest Income (Taxable equivalent) ..............$  289,867     294,305   296,527    285,035    270,531         7.1 %
 Interest Expense ..................................   134,146     146,200   151,430    143,323    127,420         5.3
                                                       ---------------------------------------------------   ------------
 Net Interest Income (Taxable equivalent) ..........   155,721     148,105   145,097    141,712    143,111         8.8
 Tax equivalent adjustment..........................     1,833       1,692     1,555      1,471      1,531        19.7
                                                       ---------------------------------------------------   ------------
 Net Interest Income ...............................   153,888     146,413   143,542    140,241    141,580         8.7
 Provision for Loan Losses .........................    13,170      10,987    11,096      9,622     12,712         3.6
                                                       ---------------------------------------------------   ------------
 Net Interest Income After Provision ...............   140,718     135,426   132,446    130,619    128,868         9.2
                                                       ---------------------------------------------------   ------------

 Non-Interest Income:
     Data Processing ...............................   160,437     150,302   149,611    146,665    145,676        10.1
     Service Charges on Deposits....................    21,168      20,037    20,288     19,331     18,579        13.9
     Fees For Trust Services .......................     6,788       5,790     5,649      5,546      5,250        29.3
     Brokerage Revenue .............................     4,159       4,326     4,242      3,441      3,883         7.1
     Mortgage Banking Income .......................    10,197       8,469     6,146      5,887      5,562        83.3
     Credit Card Fees ..............................     5,341       4,412     5,971      4,878      4,362        22.4
     Securities Gains (Losses) .....................       428         418       711         98        (27)       N/A
     Other Fee Income...............................     4,140       4,337     4,335      3,813      3,485        18.8
     Other Non-Interest Income .....................    20,080      25,889    26,082     14,640     18,793         6.8
                                                       ---------------------------------------------------   ------------
 Total Non-Interest Income .........................   232,738     223,980   223,035    204,299    205,563        13.2
                                                       ---------------------------------------------------   ------------

 Non-Interest Expense:
    Personnel Expense ..............................   137,441     134,268   121,658    125,117    124,817        10.1
    Occupancy & Equipment Expense ..................    60,541      57,274    60,945     54,394     56,537         7.1
    Other Non-Interest Expense .....................    51,061      50,594    51,598     50,248     51,084        (0.0)
                                                       ---------------------------------------------------   ------------
 Total Non-Interest Expense ........................   249,043     242,136   234,201    229,759    232,438         7.1
                                                       ---------------------------------------------------   ------------
 Minority Interest in Consolidated Subsidiaries.....     5,027       4,205     4,178      3,692      4,664         7.8
 Income Before Taxes ...............................   119,386     113,065   117,102    101,467     97,329        22.7
 Income Tax Expense ................................    43,771      41,180    42,420     36,736     35,577        23.0
                                                       ---------------------------------------------------   ------------

 Net Income ........................................    75,615      71,885    74,682     64,731     61,752        22.4
                                                       ===================================================   ============

 Basic Earnings per Share ..........................      0.26        0.25      0.26       0.23       0.22        19.6
 Diluted Earnings per Share ........................      0.26        0.25      0.26       0.23       0.22        18.5
 Dividends Declared per Share ......................      0.13        0.13      0.11       0.11       0.11        15.9

 Return on Assets ..................................      2.00 %      1.97 %    2.09 %     1.87 %     1.88 %        12 bp
 Return on Equity ..................................     19.96       20.08     21.75      19.54      19.40          56
 Average Shares Outstanding - Basic ................   290,315     287,707   284,423    284,149    283,457         2.4 %
 Average Shares Outstanding - Diluted ..............   296,218     293,248   288,559    287,392    286,605         3.4

 bp - change is measured as difference in basis points.



Synovus Financial Corp.

 SELECTED BALANCE SHEET DATA                                 2001                          2000                        2nd Quarter
                                                 ------------------------------------------------------------------   -------------
 (Amounts in thousands, except per share data)      Second        First       Fourth        Third         Second      '01 vs. '00
                                                    Quarter      Quarter      Quarter      Quarter       Quarter        Change
                                                 ------------------------------------------------------------------   -------------
 Total Assets....................................$  15,654,130   15,181,807   14,908,092   14,105,157    13,685,928        14.4 %
 Investment Securities...........................    2,065,125    2,063,315    2,077,928    2,044,152     2,029,580         1.8
 Loans (net of unearned income)..................   11,604,690   11,155,864   10,751,887   10,454,999    10,071,234        15.2
 Total Deposits..................................   11,561,515   11,487,328   11,161,710   10,423,641    10,132,131        14.1
     Demand Deposits.............................    1,822,591    1,725,783    1,726,817    1,592,184     1,678,714         8.6
     Certificates of Deposit.....................    5,238,816    5,368,835    5,132,065    4,980,595     4,685,702        11.8
     Savings Accounts............................      420,520      423,292      404,806      430,961       441,288        (4.7)
     NOW Accounts................................    1,717,637    1,638,446    1,749,971    1,431,054     1,424,644        20.6
     Money Market................................    2,361,951    2,330,972    2,148,051    1,988,847     1,901,783        24.2

 Shareholders'  Equity...........................    1,550,559    1,501,444    1,417,171    1,343,540     1,294,165        19.8

 Book Value Per Share............................         5.34         5.18         4.98         4.73          4.56        17.1
 Equity to Assets................................         9.91         9.89         9.51         9.53          9.46          45 bp
 Loan to Deposit Ratio...........................       100.37        97.11        96.33       100.30         99.40          97
 Demand Deposits / Total Deposits................        15.76        15.02        15.47        15.27         16.57         (81)
 Common Shares Outstanding ......................      290,615      289,766      284,643      284,179       284,086         2.3 %



 CREDIT QUALITY DATA                                        2001                            2000                       2nd Quarter
                                                  ----------------------------------------------------------------    --------------
 (Dollars in thousands)                               Second        First        Fourth         Third      Second      '01 vs. '00
                                                      Quarter      Quarter       Quarter       Quarter     Quarter        Change
                                                  ----------------------------------------------------------------    --------------
 Nonperforming  Loans............................$      40,168      42,221        41,709        45,974       39,632         1.4 %
 Other Real Estate...............................       16,458      12,309        13,898         9,408        7,839       110.0
 Nonperforming  Assets...........................       56,626      54,530        55,607        55,382       47,471        19.3
 Allowance for Loan Losses.......................      159,600     153,916       147,867       143,974      140,539        13.6

 Net Charge-Offs  -  Quarter.....................        7,486       7,198         7,203         6,187        6,208        20.6
 Net Charge-Offs  -  YTD.........................       14,684       7,198        24,032        16,829       10,642        38.0
 Net Charge-Offs / Average Loans  -  Quarter.....         0.26        0.26          0.27          0.24         0.25           1 bp
 Net Charge-Offs / Average Loans  -  YTD.........         0.26        0.26          0.24          0.23         0.22           4

 Nonperforming Loans / Loans & ORE...............         0.35        0.38          0.39          0.44         0.39          (4)
 Nonperforming Assets / Loans & ORE..............         0.49        0.49          0.52          0.53         0.47           2
 Allowance / Loans...............................         1.38        1.38          1.38          1.38         1.40          (2)

 Allowance / Nonperforming Loans.................       397.33      364.55        354.52        313.17       354.61       4,272
 Allowance / Nonperforming Assets................       281.85      282.26        265.91        259.97       296.05      (1,420)

 bp - change is measured as difference in basis points.


Synovus Financial Corp.


 AVERAGE BALANCES AND YIELDS/RATES
 (Amounts in thousands)
                                                       -----------------------------------------------------------------------------
                                                                     2001                                    2000
                                                       -----------------------------------------------------------------------------
                                                           Second           First           Fourth          Third           Second
                                                          Quarter          Quarter         Quarter         Quarter         Quarter
------------------------------------------------------------------------------------------------------------------------------------
 Interest Earning Assets
------------------------
 Investment Securities............................  $    2,023,000        2,019,418       2,066,747       2,076,443       2,079,584
    Yield.........................................            6.38 %           6.49            6.44            6.39            6.33

 Loans, Net.......................................  $   11,183,502       10,875,712      10,481,789      10,077,078       9,630,646
    Yield.........................................            9.05 %           9.58            9.84            9.79            9.78

 Mortgage Loans Held for Sale.....................  $      204,998          143,613         107,266         119,377         100,498
    Yield.........................................            7.36 %           7.43            7.93            8.12            8.04

 Federal Funds Sold...............................  $      105,411          116,245         100,231          88,095          75,888
    Yield.........................................            4.61 %           5.90            6.73            6.89            6.42

 Time Deposits with Banks ........................  $        6,234            5,598           3,315           2,437           1,004
    Yield.........................................            5.40 %           5.05            6.88            9.80            8.85
-----------------------------------------------------------------------------------------------------------------------------------
 Total Interest Earning Assets....................  $   13,523,145       13,160,586      12,759,348      12,363,430      11,887,620
    Yield.........................................            8.59 %           9.05            9.25            9.18            9.14
-----------------------------------------------------------------------------------------------------------------------------------
 Interest Bearing Liabilities
-----------------------------
 Time Deposits Over $100,000......................  $    2,651,781        2,655,281       2,541,805       2,409,826       2,052,892
    Rate..........................................            5.86 %           6.45            6.62            6.47            6.08

 Time Deposits Under $100,000.....................  $    2,653,134        2,653,402       2,553,801       2,498,105       2,462,291
    Rate..........................................            5.94 %           6.19            6.15            5.92            5.60

 Other Interest Bearing Deposits..................  $    4,310,544        4,159,123       3,942,170       3,767,410       3,716,475
    Rate..........................................            2.88 %           3.55            3.90            3.82            3.60

 Federal Funds Purchased..........................  $    1,084,710          939,064       1,163,725       1,188,934       1,311,583
    Rate..........................................            4.23 %           5.59            6.48            6.42            6.18

 Other Short-Term Borrowings......................  $        6,530            8,687           6,935           8,991          10,614
    Rate..........................................            3.97 %           5.14            6.43            5.48            6.11

 Other Borrowings.................................  $      884,027          867,715         719,639         660,351         532,531
    Rate..........................................            6.14 %           6.38            6.33            6.60            6.09
-----------------------------------------------------------------------------------------------------------------------------------
 Total Interest Bearing Liabilities...............  $   11,590,726       11,283,272      10,928,075      10,533,617      10,086,386
    Rate..........................................            4.63 %           5.24            5.49            5.39            5.06
-----------------------------------------------------------------------------------------------------------------------------------
 Non-Interest Bearing Demand Deposits.............  $    1,691,382        1,634,027       1,562,935       1,569,023       1,588,252
 Shareholders' Equity.............................  $    1,519,296        1,451,560       1,365,732       1,317,936       1,280,135
 Total Assets.....................................  $   15,194,239       14,792,026      14,224,874      13,736,068      13,220,498

-----------------------------------------------------------------------------------------------------------------------------------
 Spread                                                       3.96 %           3.81            3.76            3.79            4.08
 Net Interest Margin                                          4.61 %           4.55            4.53            4.57            4.83
-----------------------------------------------------------------------------------------------------------------------------------